EXHIBIT 99.1

FOR IMMEDIATE RELEASE:
May 17, 2021

Centrus Announces New Sales Commitments Valued At $225 Million

BETHESDA, Md. – Centrus Energy Corp. (NYSE American: LEU) announced today that it has secured new nuclear fuel sales contracts and commitments valued at approximately $225 million over the past 12 months.

“The last 12 months has been the strongest period for new sales since 2015, with prices rising again and utilities coming back into the market to make multi-year orders,” said Centrus President and CEO Daniel B. Poneman. “With these new sales, we’re adding value into our long-term order book, broadening our customer base, and strengthening our position as a trusted global nuclear fuel supplier.”

Most of Centrus’ revenues come from multi-year contracts with major utilities, often signed years in advance. The new sales contracts and commitments cover deliveries in North America, Asia, and Europe from 2021 through 2027, with revenues to be recognized in the year of delivery. The approximately $225 million total includes the more than $100 million in contracts and commitments secured between November 2020 and the end of January 2021 that were disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

“We value our longstanding relationships with our utility customers and these new sales agreements will allow us to remain a supplier of choice for our customers nuclear fleets for many years to come,” said Centrus Senior Vice President for Sales and Chief Marketing Officer John M. A. Donelson. “At Centrus, we embrace a customer-first strategy, offering security, diversity and competitive pricing to the global nuclear fuel market.”

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About Centrus Energy Corp.

Centrus Energy is a trusted supplier of nuclear fuel and services for the nuclear power industry. Centrus provides value to its utility customers through the reliability and diversity of its supply sources – helping them meet the growing need for clean, affordable, carbon-free electricity. Since 1998, the Company has provided its utility customers with more than 1,750 reactor years of fuel, which is equivalent to 7 billion tons of coal. With world-class technical and engineering capabilities, Centrus is also advancing the next generation of centrifuge technologies so that America can restore its domestic uranium enrichment capability in the future. Find out more at www.centrusenergy.com.

Forward Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. In this context, forward-looking statements mean statements related to future events, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will”, “should”, “could”, “would” or “may” and other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain.

For Centrus Energy Corp., particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include but are not limited to the following, which may be amplified by the novel coronavirus (COVID-19) pandemic: risks related to natural and other disasters, including the continued impact of the March 2011 earthquake and tsunami in Japan on the nuclear industry and on our business, results of operations and prospects; the impact and potential extended duration of the current supply/demand imbalance in the market for low-enriched uranium (“LEU”); our dependence on others for deliveries of LEU including deliveries from the Russian government-owned entity TENEX, Joint-Stock Company (“TENEX”), under a commercial supply agreement with TENEX and deliveries under a long-term supply agreement with Orano Cycle (“Orano”); risks related to existing or new trade barriers and contract terms that limit our ability to deliver LEU to customers; risks related to actions, including government reviews, that may be taken by the United States government, the Russian government or other governments that could affect our ability to perform under our contract obligations or the ability of our sources of supply to perform under their contract obligations to us; risks related to the imposition of sanctions, restrictions or other requirements, including those imposed under the 1992 Russian Suspension Agreement (“RSA”), as amended, international trade legislation and other international trade restrictions; risks related to our ability to sell the LEU we procure pursuant to our purchase obligations under our supply agreements; risks related to our sales order book, including uncertainty concerning customer actions under current contracts and in future contracting due to market conditions and our lack of current production capability; risks related to financial difficulties experienced by customers, including possible bankruptcies, insolvencies or any other inability to pay for our products or services or delays in making timely payment; pricing trends and demand in the uranium and enrichment markets and their impact on our profitability; movement and timing of customer orders; risks related to pandemics and other health crises, such as the global COVID-19 pandemic; and other risks and uncertainties discussed in under Part I, Item1A - “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 other filings with the Securities and Exchange Commission.

These factors may not constitute all factors that could cause actual results to differ from those discussed in any forward-looking statement. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results. Readers are urged to carefully review and consider the various disclosures made in in our other filings with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect our business. We do not undertake to update our forward-looking statements to reflect events or circumstances that may arise after the date of this Press Release, except as required by law.

Contacts:

Investors: Dan Leistikow (301) 564-3399 or LeistikowD@centrusenergy.com
Media: Lindsey Geisler (301) 564-3392 or GeislerLR@centrusenergy.com